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                                                                   EXHIBIT 10.41



                              EMPLOYMENT AGREEMENT

               This EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of January 11, 1999, by and between MESSAGEMEDIA, INC. (the "Company"), and DENNIS CAGAN ("Executive"). The Company and Executive are hereinafter collectively referred to as the "Parties," and individually referred to as a "Party."

                                    RECITALS

               A. The Company is desirous of engaging the services of Executive as Interim Chief Executive Officer ("Interim CEO") of the Company, on the terms and conditions set forth in this Agreement;

               B. Executive is desirous of accepting such interim employment, title, and attendant responsibilities on the terms and conditions set forth in this Agreement; and

               C. Executive previously provided services to the Company as a consultant pursuant to a Consulting Agreement dated December 22, 1998. The Company and Executive desire to terminate the Consulting Agreement and enter into this Agreement.

                                    AGREEMENT

               In consideration of the foregoing promises and the mutual covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

I.      EMPLOYMENT.

        A. The Company hereby employs Executive as Interim CEO, and Executive hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement, effective as of January 11, 1999 (the "Hire Date").

        B. Executive shall do and perform all services, acts, or things necessary or advisable to manage and conduct the business of the Company which are normally associated with the position of CEO. However, at all times during his employment, Executive shall be subject to the direction and policies from time to time established by the Board of Directors (the "Board").

        C. The Company's employment of Executive as Interim CEO shall commence on January 11, 1999 and shall continue for an indefinite period of time to be determined at the sole discretion of the Board (the "Interim Period"). The Parties understand and agree that upon the conclusion of the Interim Period, Executive shall remain employed with the Company on a part-time basis in a position to be determined by the Board. Executive's compensation as a part-time employee shall be a pro-rata portion of his compensation as Interim CEO, to be calculated based on the percentage of time that Executive devotes to the Company in the part-time position as determined and agreed to by Executive and the Board. Notwithstanding anything herein to the contrary, the Parties agree Executive is an at-will employee and either



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Party may terminate Executive's employment under this Agreement at any time, with or without cause.

        D. As Interim CEO, Executive shall be permitted to perform the services he is required to perform pursuant to this Agreement at whatever location he elects, including his residence in Santa Barbara; provided, however, that the Company may from time to time require Executive to travel temporarily to other locations in connection with the Company's business.

II.     LOYAL AND CONSCIENTIOUS PERFORMANCE; NONCOMPETITION.

        A. During his employment by the Company, Executive shall devote his full business energies, interest, abilities and productive time to the proper and efficient performance of his duties under this Agreement.

        B. During his employment by the Company, Executive shall not engage in competition with the Company, either directly or indirectly, in any manner or capacity, as adviser, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any phase of the business of developing, manufacturing and marketing of products which are in the same field of use or which otherwise compete with the products or proposed products of the Company.

III.    COMPENSATION OF EXECUTIVE.

        A. While employed by the Company as Interim CEO, the Company shall pay Executive a base salary of Two Hundred Fifty Thousand Dollars ($250,000.00) per year, payable in regular periodic payments in accordance with Company policy. Such salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

        B. All of Executive's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

        C. As Interim CEO, Executive shall be entitled to four (4) weeks of paid vacation in each twelve (12) month period during Executive's employment hereunder which shall accrue on a monthly basis during Executives employment hereunder.

        D. As Interim CEO, Executive shall, in the discretion of the Board and in accordance with Company policy, be eligible to participate in benefits under any employee benefit plan or arrangement made available by the Company now or in the future to its executives and its employees.

        E. Executive shall also be entitled to a term life insurance policy in the amount of One Million Dollars ($1,000,000.00) at the Company's sole cost and expense during the entire period of his continuous employment with the Company regardless of his position or title.

        F. As Interim CEO, Executive's performance shall be reviewed by the Board on a periodic basis (not less than once each fiscal year) and the Board may, in its sole discretion, award such bonuses to Executive as shall be appropriate or desirable based on Executive's



                                       2.
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performance. The Company agrees that Executive shall be reviewed within twelve
(12) months of commencing employment hereunder. The Company agrees that Executive shall be eligible to earn a performance bonus of up to One Hundred Thousand Dollars ($100,000.00), less applicable taxes, based upon certain performance targets to be granted at the sole election of the Board (the "First Year Bonus"). Executive's eligibility for the First Year Bonus shall be evaluated based upon the following criteria: (i) successful relocation of the Company's headquarters to Boulder, Colorado, (ii) stabilize and integrate the Company's operations in Boulder, (iii) build and increase the Company's gross revenues, and (iv) identify and successfully recruit a new Chief Executive Officer, who is acceptable to the Board.

IV.     STOCK OPTIONS.

        A. The Parties intend and agree that Executive will be granted an incentive stock option to purchase Fifteen Thousand (15,000) shares of the Company's Common Stock (the "Option") under the Company's 1995 Stock Plan. The exercise price per share shall be equal to the fair market value of the Company's Common Stock on the closing of the market on January 28, 1999. One fourth of the shares subject to the Option shall vest upon the first day of each quarter beginning on January 1, 1999, such that the Option is fully vested on October 1, 1999. The Option shall have a term of ten (10) years.

        B. The Parties intend and agree that Executive will be granted a non-qualified stock option to purchase One Hundred Thirty Five Thousand (135,000) shares of the Company's Common Stock (the "Supplemental Option"). The exercise price of the Supplemental Option shall be equal to the fair market value of the Company's Common Stock on the closing of the market on January 28, 1999. One-fourth of the shares subject to the Supplemental Option shall vest upon the first day of each quarter in 1999 beginning on January 1, 1999, such that the Supplemental Option is fully vested on October 1, 1999. The Supplemental Option shall have a term of ten (10) years.

        C. Executive shall also be entitled during the Interim Period to continue to vest in the grant of non-statutory stock options (the "Nonstatutory Option") that he received under the 1995 Stock Option Plan as a consultant to the Company. A copy of the Nonstatutory Option Agreement is attached hereto as Exhibit A.

V.      CONFIDENTIAL INFORMATION; NONSOLICITATION.

        A. Executive recognizes that his employment with the Company will involve contact with information of substantial value to the Company, which is not old and generally known in the trade, and which gives the Company an advantage over its competitors who do not know or use it, including but not limited to, techniques, designs, drawings, processes, inventions, developments, equipment, prototypes, sales and customer information, and business and financial information relating to the business, products, practices and techniques of the Company, (hereinafter referred to as "Confidential Information"). Executive will at all times regard and preserve as confidential such Confidential Information obtained by Executive from whatever source and will not, either during his employment with the Company or thereafter, publish or disclose any part of such Confidential Information in any manner at any time, or use the same except on behalf of the Company, without the prior written consent of the Company.



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As a condition of this Agreement, Executive will sign and return a copy of the
Company's Proprietary Information and Inventions Agreement, attached as Exhibit
B.

VI.     ASSIGNMENT AND BINDING EFFECT.

        A. This Agreement shall be binding upon and inure to the benefit of Executive and Executive's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of Executive's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Executive. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

VII.    NOTICES.

        A. All notices or demands of any kind required or permitted to be given by the Company or Executive under this Agreement shall be given in writing and shall be personally delivered (and receipted for) or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

               1.        If to the Company:
                         MessageMedia, Inc.
                         6685 Gunpark Drive East
                         Suite 240
                         Boulder, CO 80301

                         Attn: Chairman of the Board of Directors

               2.        If to Executive:
                         Dennis Cagan

               Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

VIII.   CHOICE OF LAW.

        A. This Agreement is made in San Diego, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

IX.     INTEGRATION.

        A. This Agreement contains the complete, final and exclusive agreement of the Parties relating to the subject matter of this Agreement, and supersedes all prior oral and written employment agreements or arrangements between the Parties.



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X.      AMENDMENT.

        A. This Agreement cannot be amended or modified except by a written agreement signed by Executive and the Company.

XI.     WAIVER.

        A. No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier in claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

XII.    SEVERABILITY.

        A. The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the parties' intention with respect to the invalid or unenforceable term or provision.

XIII.   INTERPRETATION; CONSTRUCTION.

        A. The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but Executive has been encouraged, and has consulted with, his own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

XIV.    REPRESENTATIONS AND WARRANTIES.

        A. Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that his execution and performance of this Agreement will not violate or breach any other agreements between Executive and any other person or entity.



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XV.     COUNTERPARTS.

        A. This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

               IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Dated: ______________                   THE COMPANY:

                                        MESSAGEMEDIA, INC.


                                        By:_____________________________________

                                        Its:____________________________________



Dated: ______________                   EXECUTIVE:


                                        __________________________________
                                        Dennis Cagan



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                               TABLE OF CONTENTS



                                                                            PAGE
                                                                            ----
I.     Employment.............................................................1

II.    Loyal and Conscientious Performance; Noncompetition....................2

III.   Compensation of Executive..............................................2

IV.    Stock Options..........................................................3

V.     Confidential Information; Nonsolicitation..............................3

VI.    Assignment and Binding Effect..........................................4

VII.   Notices................................................................4

VIII.  Choice of Law..........................................................4

IX.    Integration............................................................4

X.     Amendment..............................................................4

XI.    Waiver.................................................................5

XII.   Severability...........................................................5

XIII.  Interpretation; Construction...........................................5

XIV.   Representations and Warranties.........................................5

XV.    Counterparts...........................................................6



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        An extra section break has been inserted above this paragraph. Do not delete this section break if you plan to add text after the Table of Contents/Authorities. Deleting this break will cause Table of Contents/Authorities headers and footers to appear on any pages following the Table of Contents/Authorities.


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                              EMPLOYMENT AGREEMENT

                                 BY AND BETWEEN

                               MESSAGEMEDIA, INC.

                                       AND

                                  DENNIS CAGAN

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                                    EXHIBIT A


                          NONSTATUTORY OPTION AGREEMENT

                                    EXHIBIT B


                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT